SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2014, the Board of Directors (the “Board”) of Global Power Equipment Group Inc. (the “Company”) appointed Michael E. Rescoe, 61, to serve as a director of the Company until the 2015 Annual Meeting of the Company’s stockholders.  Mr. Rescoe has been named to the Compensation Committee of the Board.

There are no arrangements or understandings between Mr. Rescoe and any other person pursuant to which Mr. Rescoe was selected as a director. There are no transactions to which the Company is a party and in which Mr. Rescoe has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Mr. Rescoe has no family relationships with any directors or executive officer of the Company, and has not previously held any positions with the Company.

Mr. Rescoe will be eligible to receive restricted stock awards in amounts to be determined by the Board pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”). A copy of the Plan was previously filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2011 in a Current Report on Form 8-K and is incorporated herein by reference. The vesting of such restricted stock will be governed by the form of Restricted Shares Award Agreement previously filed with the SEC on November 9, 2012 as Exhibit 10.1 to our Form 10-Q and which is incorporated herein by reference. Like other non-employee directors, Mr. Rescoe will receive compensation for his services as a director in accordance with the Company’s non-employee director compensation program.

On August 6, 2014, the Company issued a press release announcing Mr. Rescoe’s appointment to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated August 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2014

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 6, 2014